UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 11, 2007

EL PASO EXPLORATION & PRODUCTION COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	33-106586	76-0637534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 11, 2007, El Paso Exploration & Production Company ("EPEP") and El Paso E&P Company, L.P. entered into a Third Amendment to the Amended and Restated Credit Agreement dated October 19, 2005 with Fortis Capital Corp., as administrative agent for the lenders party thereto, a copy of which is attached as Exhibit 10.A to this Current Report on Form 8-K and is incorporated herein by reference.  The amendment eliminates certain restrictions on EPEP's borrowing of funds from, and repayment to, its parent company, El Paso Corporation, and modifies certain covenants relating to the delivery of financial reports.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 3.03.  Material Modification of Rights of Security Holders.

  On June 13, 2007, EPEP and Wilmington Trust Company, as trustee, entered into an Eighth Supplemental Indenture to the to the Indenture dated as of May 23, 2003.  The eighth supplemental indenture provides for the elimination of certain covenants and events of default under the indenture, which governs EPEP's outstanding 7¾% Senior Notes due 2013. The amendments were proposed in connection with EPEP's offer to purchase and consent solicitation with respect to EPEP's 7¾% Senior Notes due 2013 as set forth in EPEP's Offer to Purchase and Consent Solicitation Statement dated May 29, 2007.  We expect to incur an estimated pre-tax charge of approximately $90 million if all of the EPEP notes are repurchased in connection with the tender offer.  The eighth supplemental indenture will become operative on June 19, 2007, upon EPEP's purchase of notes representing the requisite consents to the adoption of the eighth supplemental indenture.

The amendments set forth in the eighth supplemental indenture eliminate certain covenants in and events of default under the indenture.  As a result of these amendments, holders of EPEP's 7¾% Senior Notes due 2013 will no longer be entitled to the  benefits of such covenants and events of default, and EPEP will be permitted to take certain actions previously prohibited by the indenture. A copy of the eighth supplemental indenture is included as Exhibit 4.A to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.A	Eighth Supplemental Indenture dated as of June 13, 2007 between El Paso Exploration & Production Company and Wilmington Trust Company, as trustee, to indenture dated as of May 23, 2003.
10.A	Third Amendment to Credit Agreement dated June 11, 2007 between El Paso Exploration & Production Company and El Paso E&P Company, L.P. and Fortis Capital Corp.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:	/s/ Brent J. Smolik
Brent J. Smolik
President
(Principal Executive Officer)

Dated:  June 15, 2007

  EXHIBIT INDEX

Exhibit Number	Description

4.A	Eighth Supplemental Indenture dated as of June 13, 2007 between El Paso Exploration & Production Company and Wilmington Trust Company, as trustee, to indenture dated as of May 23, 2003.
10.A	Third Amendment to Credit Agreement dated June 11, 2007 between El Paso Exploration & Production Company and El Paso E&P Company, L.P. and Fortis Capital Corp.